UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-09047	02-0314487
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

585 West 500 South #180 Bountiful, Utah	84010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (801) 244-4405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2005, the Registrant entered into an Equity-For-Debt Agreement with S. Matthew Schultz, the Registrant's recently appointed President. The Registrant agreed to exchange $420,000 in debt due to Mr. Schultz for 42,000,000 shares of the Registrant's restricted common stock, par value $0.001. As of the date of this filing the 42,000,000 shares have not been issued. A copy of the Equity-For-Debt Exchange Agreement is attached hereto as Exhibit 10-1.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2005, the Registrant agreed to issue 42,000,000 shares of restricted common stock pursuant to an Equity-For Debt Agreement as discussed in Item 1.01 above. The Registrant believes that the issuance of the shares to Mr. Schultz is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). Mr. Schultz, because of his position with the Registrant, was deemed to be an accredited investor, as such term is defined in rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The shares will be issued directly by the Registrant and did not involve a public offering or general solicitation. There were no commissions paid on the issuance of the shares.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Pursuant to the Equity-For-Debt Agreement discussed in Item 1.01 above, S. Matthew Schultz is to receive 42,000,000 shares of the Registrant's restricted common stock. The 42,000,000 shares Mr. Schultz will receive, together with his current holdings, will represent approximately 60% of the Registrant's issued and outstanding shares of common stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
10-1	Equity-For-Debt Exchange Agreement dated March 15, 2005 between Left Right Marketing Technology, Inc. and S. Matthew Schultz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT RIGHT MARKETING TECHNOLOGY, INC.

By: /s/ Matthew Schultz

        S. Matthew Schultz, President

Date: April 11, 2005